UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

MIMEDX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with the proposed offering described below, MiMedx Group, Inc. anticipates disclosing to prospective investors certain information that has not been previously reported, which information is set forth below.

Recent Developments

The Company has and continues to make substantial progress on commercializing its two biomaterials, HydroFix™ and CollaFix™. However, while the revenues from our first HydroFix™ product introduced earlier this year have increased steadily through the first half of this year, the revenue growth has been below management’s expectations. This is a result of a number of industry related factors, including that hospitals are now having most new products reviewed by committees which adds to the time it takes to close a new order. Additionally, the training associated with the introduction of new products of this nature, as well as the challenges of simultaneously setting up our distribution in the U.S., Europe and other areas in the world has taken longer than originally expected. In addition, Q3 revenues have been impacted by an unexpected illness and family medical problem of our European sales representative, which resulted in six weeks of downtime that could not be covered by our US based staff due to critical local priorities. Also, in the US we are gaining a better understanding of our distributors and the forecast information they provide to us on a regular basis. Although we applied a certain level of conservatism to their Q3 and Q4 forecasts when we formulated our previous forecast, it was not enough.

Profit Estimate

The Company is now estimating that Q3 revenue will be in the range of $100,000 to $300,000 and Q4 revenue will be in the range of $500,000 to $800,000. Correspondingly, net loss before stock based compensation will be between $2.4 million and $2.6 million for Q3 and $2.1 million and $2.4 million for Q4, which includes the impact of staff reductions to somewhat offset the impact of lower revenue. In effect, our revenue forecasts have moved out at least three months or more, which is pushing our anticipated EBITDA breakeven point out to the spring of next year. Therefore, based upon current near term revenue projections, the Company has decided to raise at least one more round of financing to take us through to what we hope will be our EBITDA breakeven point in the spring of 2011 Please refer to our website for more detail on our updated business plan for 2011 and 2012.

Capital Raise

MiMedx Group, Inc. expects to raise approximately $5 million through the issuance of common stock and warrants through the offering described below. The Company will use the funds for working purposes, including, without limitation, to support expansion of our distribution channels and to fund our product development and regulatory approval processes.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01 Other Events

On September 27, 2010, MiMedx Group, Inc., issued a press release announcing that it intends to make an unregistered offering of shares in connection with a Private Investment in Public Equity (“PIPE”) offering. The offering is intended to raise approximately $5 million, the net proceeds of which will be used for working capital purposes, including, without limitation, to support expansion of our distribution channels and to fund our product development and regulatory approval processes.

The PIPE is expected to close in the fourth quarter 2010, subject to market and other customary conditions. There can be no assurance that any such offering will be consummated or completed.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

FORWARD LOOKING STATEMENTS
This Form 8-K includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements regarding the Company’s business and financial outlook, the Company’s current expectations and beliefs as to the terms of the proposed offering, the use of proceeds received by the Company from the offering, the timing of the closing of the offering and the Company’s ability to raise $5 million through the PIPE. These statements are based on current information and belief, and are not guarantees of future performance. Our ability to predict results, financial or otherwise, or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the Company may not be successful in raising its intended amount of capital through the PIPE on the expected terms or otherwise, that the timing of the offering may be delayed, that unanticipated events may prevent the Company from using the proceeds of the offering for the intended purpose, that the Company may require additional capital beyond the PIPE referenced in this Form 8-K to survive and achieve its goals, which may be difficult or impossible to obtain; that the Company may not receive requisite regulatory clearances and/or approvals to be able to market a full range of products or that such clearances or approvals may be delayed; that cost reductions may not be sustained or be sufficient to enable the Company to achieve profitability; that the Company may not be able to establish an effective distribution system for its products in the U.S. or abroad; that the Company’s products may not gain the anticipated acceptance in the marketplace or that acceptance may be delayed; and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2009, and its most recent Form 10-Q. By making these forward-looking statements, MiMedx Group, Inc. do not undertake to update those in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: September 29, 2010	By: /s/: Michael J. Senken

Michael J. Senken, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Press Release dated September 29, 2010

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